EXHIBIT 4.1

                          AMENDMENT TO RIGHTS AGREEMENT


            AMENDMENT (the "Amendment"), dated as of May 31, 1999, to the Rights Agreement, dated as of July 16, 1998 (the "Rights Agreement"), between FIRST AMERICAN CORPORATION, a Tennessee corporation (the "Company"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, as Rights Agent (the "Rights Agent").

                                    RECITALS

            WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.

            WHEREAS, AmSouth Bancorporation, a Delaware corporation
      ("AmSouth") and the Company contemplate entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of AmSouth will merge with and into the Company (the "Merger"). The Board of Directors of the Company has approved the Merger Agreement.

            WHEREAS, in connection with the Merger Agreement, AmSouth and the Company contemplate entering into a stock option agreement (the "Stock Option Agreement") pursuant to which the Company will grant to AmSouth an option to purchase shares of the Company's common stock, par value $2.50 per share, on the terms and subject to the conditions set forth in the Stock Option Agreement. The Board of Directors of the Company has approved the Stock Option Agreement.

            WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement and amend the Rights Agreement.

            WHEREAS, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

            WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

            Accordingly, the parties agree as follows:

            A. Amendment of Section 1.1. Section 1 of the Rights Agreement is supplemented to add the following definitions in the appropriate locations:




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            "AmSouth" shall mean AmSouth Bancorporation, a Delaware
         corporation.

            "Merger" shall have the meaning set forth in the Merger
         Agreement.

            "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of May 31, 1999, by and among AmSouth, First American and a wholly-owned subsidiary of AmSouth, as it may be amended from time to time.

            "Stock Option Agreement" shall mean the First American Stock Option Agreement, as such term is defined in the Merger Agreement.

            B. Amendment of the definitions of "Acquiring Person" and "Adverse Person". The definition of "Acquiring Person" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Rights Agreement to the contrary, neither AmSouth nor Merger Sub shall be deemed to be an Acquiring Person by virtue of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the consummation of the Merger or (iii) the consummation of any other transaction contemplated in the Merger Agreement or the Stock Option Agreement."

            The definition of "Adverse Person" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Rights Agreement to the contrary, neither AmSouth nor Merger Sub shall be deemed to be an Adverse Person by virtue of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the consummation of the Merger or (iii) the consummation of any other transaction contemplated in the Merger Agreement or the Stock Option Agreement."

            C. Amendment of the definition of "Stock Acquisition Date".
      The definition of "Stock Acquisition Date" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Rights Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred as the result of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the




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         consummation of the Merger, or (iii) the consummation of any other transaction contemplated in the Merger Agreement or the Stock Option Agreement."

            D. Amendment of definition of "Final Expiration Date". The definition of "Final Expiration Date" in Section 1 of the Rights Agreement is amended and restated to read in its entirety as follows:

            "Final Expiration Date" shall mean the earlier of (i) the close of business on December 31, 2008, unless extended by the Board of Directors of the Company as provided in Section 7 hereof and (ii) immediately prior to the consummation of the Merger.

            E. Amendment of definition of "Section 11(a)(ii) Event". The definition of "Section 11(a)(ii) Event" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the execution of the Merger Agreement and the Stock Option Agreement, (ii) the consummation of the Merger or (iii) the consummation of any other transaction contemplated in the Merger Agreement or the Stock Option Agreement shall be deemed to be an event of the type described in clause (A) or (B) of Section 11(a)(ii) and shall not cause the Rights to be adjusted or exercisable in accordance with Section 11."

            F. Amendment of Section 3(a). Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

            "Nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of the execution of the Merger Agreement or the Stock Option Agreement or by virtue of any of the transactions contemplated by the Merger Agreement or the Stock Option Agreement."

            G. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

            H. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Tennessee and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made




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      and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.


            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

      Attest:                                   FIRST AMERICAN



      By: /s/ Pamela R. Welch                   By: /s/ Dennis C. Bottorff
         ----------------------------              -----------------------------
         Name:  Pamela R. Welch                    Name:  Dennis C. Bottorff
         Title: Assistant Secretary                Title: Chairman, Chief
                                                          Executive Officer and
                                                          President



      Attest:                                   FIRST CHICAGO TRUST COMPANY
                                                OF NEW YORK



      By: /s/ Thomas A. Ferrari                 By: /s/ John G. Herr
         ----------------------------              -----------------------------
         Name:  Thomas A. Ferrari                  Name:  John G. Herr
         Title: Vice President                     Title: Assistant Vice
                                                          President




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